UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2014

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	None	26-2222607
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2014, the Board of Directors of GWG Holdings, Inc. appointed Michael Freedman as President. Mr. Freedman, 51, served as the Senior Vice President of Government Affairs at Coventry First, LLC, a participant in the life settlement industry, from June 2002 to December 2013. In January 2014, Mr. Freedman founded Sentinel Solutions, LLC, a strategic provider of services to clients in the life settlement and related industries, including insurance, financial services and other innovative business interests, which he continues to own. In September 2014, Mr. Freedman joined GWG Holdings as its Executive Vice President and General Counsel.

In connection with the appointment of Mr. Freedman, Steven F. Sabes resigned his position as President and was appointed Executive Vice President of Originations and Servicing.

Item 7.01.	Regulation FD.

GWG Holdings, Inc. issued a press release on Friday, November 14, 2014. A copy of this press release is included with this report as Exhibit 99.1. In addition, in its earnings call today, November 17, 2014 (and as previously disclosed in the footnotes to our Quarterly Report on Form 10-Q filed on November 13, 2014), GWG Holdings disclosed that it had recognized a total of $13.0 million in policy benefits since September 30, 2014.

Item 8.01.	Other Events.

On November 5, 2014, the staff of the Securities and Exchange Commission, Division of Enforcement, advised us in writing that its investigation, which we previously disclosed in a Quarterly Report on Form 10-Q filed on October 30, 2013, has been closed and that the staff does not intend to recommend any enforcement action by the Commission against GWG Holdings, Inc.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press release dated November 14, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: November 17, 2014	By:	/s/ William Acheson
Bill Acheson Chief Financial Officer

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EXHIBIT INDEX

99.1	Press release dated November 14, 2014.